Exhibit 5.1


                                  July 2, 2002





FiberCore, Inc.
253 Worcester Road, P.O. Box 180
Charlton, MA 01507

      RE: FIBERCORE, INC. REGISTRATION STATEMENT ON FORM S-3 FOR 17,286,429 SHARES OF COMMON STOCK

Ladies and Gentlemen:

      We have acted as special Nevada counsel to FiberCore, Inc., a Nevada corporation (the "Company"), in connection with the registration by the Company of 17,286,429 shares (the "Shares") of the Company's common stock ("Common Stock") pursuant to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on or about the date hereof, under the Securities Act of 1933, as amended (the "Act"), (the "Registration Statement"). Capitalized terms used herein and not otherwise defined, shall have the meaning set forth in the Registration Statement.

      This opinion is being furnished at the request of the Company.

      The Shares consist of: (1) 14,200,724 shares of Common Stock issuable to Riverview Group, LLC ("Riverview"), upon the mandatory conversion of the Riverview Debentures (as defined below); (2) 1,420,052 shares of Common Stock issuable to Forevergreen Partners ("Forevergreen"), upon the mandatory conversion of the Forevergreen Debentures (as defined below); (3) 1,420,102 shares of Common Stock issuable to Laterman & Co. ("Laterman"), upon the mandatory conversion of the Laterman Debentures (as defined below); (4) 204,851 shares of Common Stock issuable to Riverview, upon the exercise of Riverview Warrants (as defined below); (5) 20,485 shares of the Common Stock issuable to Forevergreen, upon the exercise of the Forevergreen Warrants (as defined below);
(6) 20,485 shares of the Common Stock issuable to Laterman, upon the exercise of the Laterman Warrants; (7) 490,609 shares of the Common Stock issued to Riverview in lieu of cash payment of interest under the Riverview Debenture; (8) 49,063 shares of the Common Stock issued to Laterman in lieu of cash payment of interest under the Laterman Debenture; and (9) 49,061 shares of the Common Stock issued to Forevergreen in lieu of cash payment of interest under the Forevergreen Debenture.

      We have reviewed the Company's charter documents, the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares and the form of the securities (whether debentures, stock purchase warrants or otherwise), pursuant to which certain of the Shares will be issued and sold. We have relied upon the certificates of all public officials and corporate officers of the Company with respect to the accuracy of all matters contained therein, including as to the number of shares of Common Stock which are issued and outstanding. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have reviewed copies of the following documents:


      1. the 5% Convertible Subordinated Debenture, by and between Riverview and the Company, dated June 6, 2002 ("Riverview Debenture");

      2. the 5% Convertible Subordinated Debenture, by and between Forevergreen and the Company, dated June 6, 2002 ("Forevergreen Debenture");

      3. the 5% Convertible Subordinated Debenture, by and between Laterman and the Company, dated June 6, 2002 ("Laterman Debenture");

      4. Stock Purchase Warrant, by and between Riverview and the Company, dated June 6, 2002 ("Riverview Warrant");

      5. Stock Purchase Warrant, by and between Forevergreen and the Company, dated June 6, 2002 ("Forevergreen Warrant");

      6. Stock Purchase Warrant, by and between Laterman and the Company, dated June 6, 2002 ("Laterman Warrant");

      7. Articles of Incorporation of the Company (as amended, the "Articles"), certified as of June 11, 2002, by the Nevada Secretary of State and certified as of the date hereof, by the Secretary of the Company;

      8. Bylaws of the Company (as amended, the "Bylaws"), certified as of the date hereof, by the Secretary of the Company; and

      9. ____ Unanimous Consent of the Board of Directors of the Company adopted December 28, 2001, certified as of the date hereof, by the Secretary of the Company.

      10. Certificate of Board of Directors of the Company, certified as of the date hereof, by the Board of Directors of the Company.

      11. Certificate of Chief Executive Officer of the Company ("CEO"), certified as of the date hereof, by the CEO of the Company.

Based on such review and assumptions, we are of the opinion that:

      1. The 14,200,724 shares of Common Stock issuable to Riverview, pursuant to the Riverview Debenture, have been duly authorized and, assuming that the certificates representing such shares are duly executed and delivered, when issued and paid for in accordance with the terms of the Riverview Debenture, will be validly issued, fully paid and nonassessable.

      2. The 1,420,052 shares of Common Stock issuable to Forevergreen, pursuant to the Forevergreen Debenture, have been duly authorized and, assuming that the certificates representing such shares are duly executed and delivered, when issued and paid for in accordance with the terms of the Forevergreen Debenture, will be validly issued, fully paid and nonassessable.

      3. The 1,420,102 shares of Common Stock issuable to Laterman, pursuant to the Laterman Debenture, have been duly authorized and, assuming that the certificates representing such shares are duly executed and delivered, when issued and paid for in accordance with the terms of the Laterman Debenture, will be validly issued, fully paid and nonassessable.

      4. The 204,851 shares of Common Stock issuable to Riverview, pursuant to the Riverview Warrant, have been duly authorized and, assuming that the certificates representing such shares are duly executed and delivered, when issued and paid for in accordance with the terms of the Riverview Debenture, will be validly issued, fully paid and nonassessable.

      5. The 20,485 shares of Common Stock issuable to Forevergreen, pursuant to the Forevergreen Warrant, have been duly authorized and, assuming that the certificates representing such shares are duly executed and delivered, when issued and paid for in accordance with the terms of the Forevergreen Warrant, will be validly issued, fully paid and nonassessable.

      6. The 20,485 shares of Common Stock issuable to Laterman, pursuant to the Laterman Warrant, have been duly authorized and, assuming that the certificates representing such shares are duly executed and delivered, when issued and paid for in accordance with the terms of the Laterman Warrant, will be validly issued, fully paid and nonassessable.

      7. The 490,609 shares of Common Stock issuable to Riverview in lieu of cash payments of interest under the Riverview Debenture have been duly authorized and, assuming that the certificates representing such shares are duly executed and delivered, when issued in accordance with the terms of the Riverview Debenture, will be validly issued, fully paid and nonassessable.

      8. The 49,063 shares of Common Stock issuable to Laterman in lieu of cash payments of interest under the Laterman Debenture have been duly authorized and, assuming that the certificates representing such shares are duly executed and delivered, when issued in accordance with the terms of the Laterman Debenture, will be validly issued, fully paid and nonassessable.

      9. The 49,061 shares of Common Stock issuable to Forevergreen in lieu of cash payments of interest under the Forevergreen Debenture have been duly authorized and, assuming that the certificates representing such shares are duly executed and delivered, when issued in accordance with the terms of the Forevergreen Debenture, will be validly issued, fully paid and nonassessable.

      Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada.

      This opinion is rendered solely in connection with registration and issuance of the Shares. It may not be relied upon for any other purpose, or reproduced or filed publicly by any person, without the written consent of this firm. Notwithstanding the foregoing, we consent to the filing of this opinion as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

      This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.


                              Very truly yours,



                              Lionel Sawyer & Collins